EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

bioAffinity Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Units consisting of shares of Common Stock, par value $0.007 per share (“Common Shares”), Tradeable Warrants to purchase Common Shares, and Non-tradeable Warrants to purchase Common Shares(1)	457(o)	1,285,325		$8,033,281.25	(2)	0.0000927	$744.69	(7)
	Equity	Common Stock, par value $0.007 per share, included as part of the Units	457(o)	—	—	Included with above Units.		—	—
	Other	Tradable Warrants to purchase Common Shares, included as part of the Units	457(o) and 457(g)	—	—	Included with above Units.		—	—
	Other	Non-tradable Warrants to purchase Common Shares, included as part of the Units	457(o) and 457(g)	—	—	Included with above Units.		—	—
	Equity	Common Shares issuable upon exercise of the Tradeable Warrants included as part of the Units	457(o)	1,285,325	—	$9,447,138.75	(2)	0.0000927	$875.75	(7)
	Equity	Common Shares issuable upon exercise of the Non-tradeable Warrants included as part of the Units	457(o)	1,285,325	—	$9,840,448.20	(2)	0.0000927	$912.21	(7)
	Other	Over-Allotment Option	457(o)	192,799		$1,204,993.75	(2)(3)	0.0000927	111.70	(7)
	Other	Common Stock, par value $0.007 per share, included as part of the Over-Allotment Option	457(o)	—	—	Included with above Over-Allotment Option.		—	—
	Other	Tradable Warrants to purchase Common Shares, included as part of the Over-Allotment Option	457(o) and 457(g)	—	—	Included with above Over-Allotment Option.		—	—
	Other	Non-tradable Warrants to purchase Common Shares, included as part of the Over-Allotment Option	457(o) and 457(g)	—	—	Included with above Over-Allotment Option.		—	—
	Other	Common Shares issuable upon exercise of the Tradeable Warrants included as part of the Over-Allotment Option	457(o)	192,799		$1,417,072.65	(2)	0.0000927	131.36	(7)
	Other	Common Shares issuable upon exercise of the Non-tradable Warrants, included as part of the Over-Allotment Option	457(o)	192,799		$1,476,069.14	(2)	0.0000927	136.83	(7)
	Other	Representative’s Warrant(4)	457(g)	—	—	—		—	—
	Equity	Common Stock issuable upon exercise of the Representative’s Warrant(5)	457(o)	25,707	—	$181,080.11	(2)	0.0000927	$16.79	(7)
	Other	Placement Agent’s Warrant(4)	457(g)	—	—	—		—	—
	Equity	Common Stock issuable upon exercise of the Placement Agent’s Warrant(6)	457(a)	29,464		$216,560.40		—	$20.08
		Total Offering Amount				$31,816,644.25			$2,949.40
		Total Fees Previously Paid							$3,008.26
		Net Fee Due							$0.00

(1)	This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional shares of Common Stock and Warrants that are part of the Units that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	No fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents a warrant to purchase a number of securities equal to 2% of the shares of Common Stock sold in this Offering at an exercise price equal to 115% of the assumed public offering price per Unit. These are not warrants that were issued in connection with the Company’s Bridge Note financing described in Note 12 to the Company’s financial statements on page F-17. These warrants will be issued to pursuant to the underwriting agreement.

(6)	Represents a warrant to purchase 29,464 shares of Common Stock issued to our Placement Agent at an exercise price equal to 120% of the per-Unit offering price in this Offering, or $7.35 per share based on the assumed offering price of $6.125 per Unit.

(7)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.